Exhibit 8.1

Name of Subsidiary / Investee company	Jurisdiction of Incorporation
Agro-Vant	Israel
Bromine Compounds Ltd.,	Israel
Chemada Fine Chemicals Ltd.	Israel
Dead Sea Bromine Company Ltd.	Israel
Dead Sea Magnesium Ltd.	Israel
Dead Sea Periclase Fused Products Co.	Israel
Dead Sea Periclase Ltd.	Israel
Dead Sea Works Ltd.	Israel
Edom Mining and Development Ltd. (the operations were transferred to Rotem)	Israel
Fertilizers and Chemicals Ltd.	Israel
ICL Israel Ltd.	Israel
Keter Tovala Ltd (the operations were transferred to Rotem)	Israel
M.M.M. Company United Landfill, Industries (1998), Ltd.	Israel
Mifalei Tovala Ltd.,	Israel
Novetide Ltd.	Israel
P.A.M.A. Ltd (Energy Resources Development)	Israel
Revivim in the Bay Water Environment Ltd.	Israel
Rotem Amfert Negev Ltd.	Israel
Sherut Integrated transportation services 2013 Ltd.	Israel
Sherut Rail & Road Transportation Services 1990 Registered Partnership in Israel	Israel
Tami (IMI) Institute for R&D Ltd.	Israel
B.K. Giulini Argentina S.A	Argentina
Everris Australia Pty Ltd.	Australia
Fibrisol Service Australia Pty. Ltd.	Australia
Prolactal GmbH	Austria
ICL Belgium (Sales) N.V.	Belgium
ICL Belgium NV	Belgium
Bromisa Industrial e Commercial Ltda.	Brazil
ICL América do Sul S.A Ltda.	Brazil
ICL Brasil Ltda.	Brazil
Agro Fertilaqua Participacoes S.A, Brazil	Brazil
Mixmicro Indústria e Comércio de Produtos Químicos Ltda	Brazil
Qualyquimica Industria e Comercio de Produtos Quimicos S.A	Brazil
Allana Potash Corp.	Canada

Name of Subsidiary / Investee company	Jurisdiction of Incorporation

ICL Investment Co. Ltd.	China
Lianyungang Dead Sea Bromine Co. Ltd	China
Shanghai Tari International Food Additive Co. Ltd.,	China
Sinobrom Compounds Co. Ltd.	China
Yunnan BK Giulini Tianchuang Phosphate Co. Ltd.,	China
Yunnan ICL YTH Phosphate Research and Technology Center Co. Ltd.	China
Yunnan Phosphate Haikou Co. Ltd.	China
Yunnan Tianchuang Science & Technology Co., Ltd.	China
ICL (Zhangjiagang) International Trading Co. Ltd.	China
Allana Potash Afar PLC (under liquidation)	Ethiopia
ICL Potash Ethiopia Plc. (under liquidation)	Ethiopia
Nova Potash PLC (under liquidation)	Ethiopia
Rotem Manufacturing Private Limited Company	Ethiopia
ICL France Spécialités SAS	France
Protera SAS	France
Scora S.A.S.	France
Sofima SAS	France
BK Giulini GmbH	Germany
BKG Finance GmbH	Germany
BKG Finance Sup GmbH	Germany
Hoyerman Chemie GmbH	Germany
ICL Deutschland Ludwigshafen GmbH	Germany
ICL Deutschland Vertriebs GmbH	Germany
ICL Fertilizers Deutschland GmbH	Germany
ICL Holding beschränkt haftende O.H.G.	Germany
ICL Holding Germany GmbH	Germany
ICL IP Bitterfeld GmbH	Germany
ICL Ludwigshafen Service GmbH	Germany
ICL-IP Bitterfeld Grundbesitz GmbH & Co KG	Germany
Pulse-Tex GmbH	Germany
Turris Versicherungvermittlung GmbH	Germany

Name of Subsidiary / Investee company	Jurisdiction of Incorporation

A.R.M. Ltd.,	Hong Kong
D.D.F.R Corporation Ltd.	Hong Kong
ICL Asia Ltd.	Hong Kong
ICL Trading (HK) Ltd.	Hong Kong
ICL Fertilizers (India) Private Ltd.	India
ICL Management and Trading India Private Limited	India
ICL Italia Treviso SRL,	Italy
ICL Italy SRL Milano	Italy
ICL Japan Ltd.	Japan
Everris Kenya Ltd.	Kenya
ICL Korea Ltd.	Korea
Everris Malaysia Sdn. Bhd	Malaysia
ICL Fosfatos y Aditivos de México S. A. de C.V.	Mexico
Tari International N.Z. Ltd.	New Zealand
ICL Polska S.p z.o.o	Poland
ICL Romania S.r.l.	Romania
ICL Rus LLC	Russia
ICL Group Asia Pacific PTE. LTD	Singapore
ICL Slovakia (under liquidation)	Slovakia
Landkem (Pty) Ltd.	South Africa
Everris Iberica Fertilizers S.L.	Spain
Fomento y Desarrollo Agrícola S.L	Spain
Fuentes Fertilizantes S.L.	Spain
Iberpotash S.A.	Spain
ICL Iberia Ltd. SCA	Spain
Logística de Fertilizantes Fuentes S.A	Spain
Sal Vesta Iberia S.L.	Spain
Trafico de Mercancías S.A.	Spain
Twincap Forsakrings A.B.	Sweden
ICL Swiss (Zug) GmbH	Swiss
Intracap Insurance Ltd	Switzerland
ICL Fertilizers Tanzania Limited	Tanzania

Name of Subsidiary / Investee company	Jurisdiction of Incorporation

Amsterdam Fertilizers B.V.	The Netherlands
Ashli Chemicals (Holland) B.V.	The Netherlands
Everris International B.V.	The Netherlands
ICL Europe B.V.	The Netherlands
ICL Europe Coöperatief U.A.	The Netherlands
ICL Fertilizers Europe C.V.	The Netherlands
ICL Finance B.V.,	The Netherlands
ICL Puriphos B.V.	The Netherlands
ICL-IP Terneuzen B.V	The Netherlands
Incap B.V.	The Netherlands
Rotem Kimyevi Maddeler Sanayi ve Ticaret A.S,	Turkey
Amega Sciences Ltd.	UK
Cleveland Potash Ltd.	UK
Constantine & Company (Export) Limited	UK
Everris Ltd.	UK
Fibrisol Service Ltd.	UK
ICL UK (Sales) Ltd.	UK
Nutrient Sciences Ltd.	UK
B.K. Mercosur S.A.	Uruguay
Everris NA, Inc.	USA
Growers Holdings Inc.	USA
Growers Tech Inc.	USA
ICL Americas LLC	USA
ICL Finance Inc.	USA
ICL Group America Inc.	USA
ICL Specialty products Inc	USA
ICL Specialty Products North America Inc.	USA
ICL-IP America Inc.	USA